EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Registration Statement on Form S-1 of Business Warrior Corporation of our report dated February 10, 2023, relating to our audits of the financial statements of the Business Warrior Corporation for the years ended August 31, 2022 and 2021.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida March 27, 2023